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                                                                   EXHIBIT G(1)




                              CUSTODIAN AGREEMENT



     This Agreement is entered into as of October 20, 2000 between each of the investment companies listed and described on Exhibit I hereto, as the same may be amended by the parties hereto from time to time (each, the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"),


                                  WITNESSETH:

     WHEREAS, each Fund is or may be authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets. All such series now or hereafter (in accordance with Section 20) listed on Exhibit I and, thereby, made subject to this Agreement shall be referred to as a "Portfolio." To the extent a Fund is not authorized to issue shares in separate series, the terms "Fund" and "Portfolio" shall be used interchangeably herein with respect thereto;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto do hereby agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Fund hereby employs the Custodian as the custodian of the assets of the Portfolio(s), including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States of America ("domestic securities") and securities it desires to be held outside the United States of America ("foreign securities") pursuant to the provisions of the Fund's declaration of trust or articles of incorporation (as appropriate), as amended from time to time ("the "Charter"). The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian securities and cash of such Portfolios as generally described in Exhibit I, all payments of income, payments of principal or capital distributions received by it with respect to such securities owned by the Portfolio(s) from time to time, and, in the Fund's discretion, cash consideration received by it for new or treasury shares of capital stock or beneficial interest, as appropriate, of the Fund representing interests in the Portfolios as may be issued or sold from time to time ("Shares"). The Custodian shall not be responsible for any property of Portfolio held or received by the Fund on behalf of a Portfolio and not delivered to (i) the Custodian to be held by it, (ii) a sub-custodian located in the United States and employed pursuant to this Article 1 or (iii) a foreign sub-custodian or a foreign securities system employed pursuant to Article 3.

     Upon receipt of "Proper Instructions" (as such term is defined in Article 5 of this Agreement), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States of America, including any state or political subdivision thereof and any territory over which its political sovereignty extends (the "United States" or "U.S."), but only in accordance with an applicable vote by the Fund's board of trustees or directors, as appropriate (each, the "Board"). The Custodian may also employ as sub-custodians for the Fund's foreign securities on behalf of the applicable Portfolio(s)the
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foreign sub-custodians and foreign securities depositories designated in
Schedule A hereto but only in accordance with the terms hereof and an applicable vote of the Board on behalf of the applicable Portfolio(s).


2. Duties of the Custodian with Respect to Property of the Fund Held by the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio other than (a) securities which are maintained in a "U.S. Securities System" (as such term is defined in Section 2.10 of this Agreement) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper System") which is deposited and/or maintained in the Custodian's Direct Paper Book Entry System pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio and (i) held by the Custodian, (ii) held in an account of the Custodian in a U.S. Securities System (as defined in Section 2.10 hereof) or (iii) held in the Direct Paper System Account (as defined in Section 2.11 hereof), only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the cases listed below. Any U.S. Securities System account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("U.S. Securities System Account"). The Custodian's Direct Paper Book-Entry System account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for its customers ("Direct Paper System Account").

          1) Upon sale of such securities for the account of the Portfolio and receipt of full payment therefor;

          2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

          3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof:

          4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio; provided that the Custodian shall have taken reasonable steps to ensure timely collection of the payment for, or the return of, such securities by the depository agent;



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          5)     To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the case or other consideration is to be delivered to the Custodian; and provided further that the Custodian shall have taken reasonable steps to ensure timely collection of such cash or other consideration;

          6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any domestic sub-custodian appointed pursuant to
                 Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian;

          7) In the case of delivery of physical certificates or instruments representing securities, upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that, in any such case, the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

          8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement or protective plan; provided that, in any such case, the new securities and/or cash are to be delivered to the Custodian;

          9) In the case of warrants, puts, calls, futures contracts, options, rights or similar securities, the surrender thereof in the exercise or sale of such warrants, puts, calls, futures contracts, options, rights or similar securities; provided that, in any such case, the securities and cash received in exchange thereof are to be delivered to the Custodian;

          10) For delivery in connection with any loans of securities made by the Portfolio to the borrower thereof in accordance with the terms of a written securities lending agreement to which a Portfolio is a party or is otherwise approved by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in




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                 the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's U.S. Securities System Account, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral provided that, if Proper Instructions require such delivery to be made through a U.S. Securities System, such delivery is made in accordance with the requirements of such U.S. Securities System;

          11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

          12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

          13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or of any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio;

          14) Upon receipt of instructions front the transfer agent for the Fund (the "Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective prospectus and statement of additional information related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

          15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a copy of a resolution of the Board or of any executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or Assistant Secretary (a "Certified Resolution") specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

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          16)    Upon the termination of this Agreement as hereinafter set
                 forth, in accordance with Article 16 hereof.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any domestic sub-custodian appointed pursuant to Article 1. The Portfolios reserve the right to instruct the Custodian as to the method of registration and safekeeping of the securities of the Portfolios. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form at the time of delivery on behalf of the Portfolio.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies (a "Banking Institution") as it may in its discretion deem necessary or desirable; provided, however, that every Banking Institution shall be qualified to act as a custodian under the 1940 Act, and that each such Banking Institution and the funds to be deposited with each Banking Institution on behalf of each applicable Portfolio shall be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon agreement between the Fund on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income. Subject to the provisions of the last sentence of the first paragraph of this Section 2.6, the Custodian shall collect on a timely basis all income and other payments with respect to United States-registered securities held hereunder to which each

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          Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. If payment is not received by the Custodian within a reasonable time after proper demands have been made, the Custodian shall so notify the Fund in writing and send copies of all demand letters, any written responses and memoranda of all oral responses to telephonic demands therefor. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to timely collect income due the Fund on such securities.

                 Collection of income due each Portfolio on domestic securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

          1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section
                 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                 Section 2.11; (d) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or
                 (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian


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             along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

      2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2(4),(5),(8) or
             (9) hereof;

      3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 4 hereof;

      4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, advisory fees, administration fees, accounting fees, transfer agent fees, legal fees and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      5) For the payment of any dividends and capital distributions on Shares of the Portfolio declared pursuant to the governing documents of the Fund;

      6) For payment of the amount of dividends received in respect of securities sold short;

      7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund on behalf of the Portfolio, a Certified Resolution, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

      8) Upon the termination of this Agreement as hereinafter set forth, in accordance with Article 16.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of domestic securities for the account of a Portfolio is (i) made by the Custodian in advance of receipt of the securities purchased and (ii) such payment in advance of receipt is not made with respect to a transaction settling via the Depository Trust Company, in the absence of Proper Instructions from the Fund on behalf of such Portfolio to so pay in advance the Custodian shall be absolutely liable to the Fund for the non-receipt of such securities purchased except as specifically stated otherwise in Sections 2.7(1)(e), 2.7(2) and 2.10(3) of this Agreement, in which case the Custodian will be subject to the standard of care set forth in Article 13 hereof.

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2.9   Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies or its successor or successors (each a "U.S. Securities System") in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

      1) The Custodian may keep eligible domestic securities of the Portfolio in a U.S. Securities System provided that such securities are held in a U.S. Securities System Account;

      2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

      3) The Custodian shall pay for domestic securities purchased for the account of the Portfolio only upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio only upon
             (x) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account and (y) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

      4) The Custodian shall provide the Fund on behalf of the Portfolio(s) with any report obtained by the Custodian on the U.S. Securities System's accounting system,






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             internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

      5) The Custodian shall have received from the Fund on behalf of the Portfolio the initial certificate required by Article 14 hereof; and

      6) The Custodian, at the Fund's expense in the absence of negligence or willful misconduct on the Custodian's part or on the part of sub-custodians or agents appointed pursuant to this Agreement, shall enforce on behalf of the Fund such rights as it may have against the U.S. Securities System. Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance, bad faith or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

      1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund on behalf of the Portfolio;

      2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper Account;

      3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

      4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;


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            5)      The Custodian shall furnish the Fund on behalf of the
                    Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio; and

            6) The Custodian shall provide the Fund with any report on its accounting system, internal accounting control and procedures for safeguarding securities deposited in the Direct Paper System which had been prepared as of the time of such request.

   2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in a U.S. Securities System Account by the Custodian pursuant to Section 2.10 hereof (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission and/or any contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
            (ii) for purposes of segregating cash and/or securities in connection with (a) options purchased, sold or written by the Portfolio, (b) commodity futures contracts or options thereon purchased, sold or written by the Portfolio or (c) other transactions requiring segregation as described in the Fund's registration statement as in effect from time to time, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a Certified Resolution setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

   2.13 Proxies. The Custodian or its sub-custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund on behalf of the Portfolio all proxies, including those for bearer securities, all proxy soliciting materials and all notices relating to such securities.

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   2.14     Communications Relating to Portfolio Securities. The Custodian
            shall transmit promptly to the Fund for each Portfolio all written notices, announcements or information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts and options thereon purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers or other similar transactions, the Custodian shall transmit promptly to the Portfolio all written notices, announcements or information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least two (2) business days prior to the date on which the Custodian is to take such action; with respect to notice given by the Portfolio to the Custodian subsequent thereto, the Custodian shall use its best efforts under the circumstances to take the requested action.

   2.15 Reports to Fund by Independent Public Accountant. The Custodian shall provide the Fund with reports by independent public accountants on accounting system, internal accounting control and procedures for safeguarding cash, securities, futures contracts and options on futures contracts and other assets, including cash, securities and other assets deposited and/or maintained in a U.S. Securities System (as defined in Section 2.10) or with a sub-custodian, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.


   3. Duties of the Custodian with Respect to Property of the Fund Held Outside the United States

   3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio's securities and other assets maintained outside the United States eligible foreign custodians as defined in Rule 17f-5 under the 1940 Act ("Rule 17f-5") designated on Schedule A hereto (the "foreign sub-custodians"). Upon receipt of Proper Instructions, together with a Certified Resolution, the Custodian and the Fund on behalf of the Portfolio(s) may agree to amend Schedule A hereto from time to time to designate additional or different foreign sub-custodians. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such foreign sub-custodians for maintaining custody of the Portfolio's assets.

   3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5, (b) cash and cash equivalents in such amounts as the Custodian may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions and (c) such cash and securities as the Fund shall give Proper Instructions to be held in segregated accounts pursuant to Section 3.21 hereof. The Custodian shall identify on its books as belonging to the Fund the foreign securities of the Fund held by each foreign sub-custodian.

   3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Portfolio(s) shall be maintained in a clearing agency or a securities depository within the meaning of Rule 17f-5(c)(2)(iii) and (iv) listed on Schedule A (each a "foreign securities system") only through arrangements implemented by the foreign banking institutions (as defined in Section 3.5 below) serving as sub-custodians pursuant to the terms hereof (foreign securities systems and U.S. Securities Systems are referred to herein collectively as the "Securities Systems"). Where possible after reasonable efforts, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

   3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers; provided, however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund, (ii) the Custodian shall require that the securities and other non-cash property so held by the foreign sub-custodian be held separately from the assets of the foreign sub-custodian or of others, (iii) the Custodian shall reconcile the holdings of each customer in the single account daily, and
            (iv) such holding shall be consistent with the terms of the SEC staff no-action letter to the Custodian (NO. 95-35-CC) or subsequent SEC position or Rule.

   3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign sub-custodian as defined in Rule 17f-5(c)(2)(i) or (ii) (each a "foreign banking institution") shall provide that (a) the Fund's assets will be indemnified or its assets insured in the event of loss; (b) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (c) beneficial ownership of the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (d) adequate records will be maintained identifying the assets as held by the Custodian on behalf of its customers; (e) officers of or auditors employed by or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; (f) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents; and (g) such foreign banking institution shall notify the Custodian in the event that it ceases to qualify as either a branch of a "qualified U.S. bank" or an "eligible foreign custodian", as such terms are defined in Rule 17f-5(c), as amended.

   3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of the foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

   3.7 Delivery of Securities. The Custodian (or its foreign sub-custodian) shall release and deliver foreign securities of a Portfolio held by the foreign sub-custodian, or in a foreign securities system account of the Custodian (or its foreign sub-custodian), only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (a) Upon sale of such securities for the Portfolio in accordance with reasonable market practice in the jurisdiction where such securities are held or traded, including, without limitation: (i) delivery against expectation of receiving later payment where such delivery is the customarily established securities trading practice generally accepted by Institutional Clients (as hereinafter defined) in the jurisdiction or market where the transaction occurs; or (ii) in the case of a sale effected through a foreign securities system, in accordance with the rules governing the operation of the foreign securities system;

            (b) In connection with any repurchase agreement related to such securities;

            (c) To the depository agent in connection with tender or other similar offers for securities of the Portfolio; provided that the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure timely collection of the payment for, or the return of, such securities by the depository agent;

       (d) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian (or its foreign sub-custodian); and provided further that the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure timely collection of such cash or other consideration;

       (e) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or its foreign sub-custodian) or of any nominee of the Custodian (or its foreign sub-custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian (or its foreign sub-custodian);

       (f) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that, in any such case, the Custodian (or its foreign sub-custodian) shall have taken reasonable steps in accordance with procedures generally accepted by Institutional Clients in the particular market to ensure prompt collection of the payment for, or the return of, such securities by the broker, clearing bank or clearing agent, the Custodian (or its foreign sub-custodian) shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the negligence or willful misconduct of the Custodian (or of its foreign sub-custodian);

       (g) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and/or cash are to be delivered to the Custodian (or its foreign sub-custodian) in accordance with procedures generally accepted by Institutional Clients in the particular market;

       (h) In the case of warrants, puts, calls, futures contracts, options, rights or similar securities, the surrender thereof in the exercise or sale of such warrants, puts, calls, futures contracts, options, rights or similar securities; provided that, in any such case, the securities and cash received in exchange therefor are to be delivered to the Custodian (or its foreign sub-custodian) in accordance with procedures generally accepted by Institutional Clients in the particular market;

       (i) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets of the Portfolio by the Fund, but only against receipt of amounts borrowed;

       (j) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (k) In connection with the loan of securities made by the Portfolio to the borrower thereof in accordance with (i) the terms of a written securities lending agreement to which a Portfolio and State Street Bank and Trust Company, as lending agent, are parties or (ii) in accordance with the terms of Proper Instructions;

       (l) For any other purpose, but only upon receipt of a Certified Resolution and Proper Instructions specifying the securities to be delivered, setting forth the purpose for which delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom delivery of such securities shall be made; and

       (m) Upon termination of this Agreement as hereinafter set forth, in accordance with Article 16 hereof.

3.8 Payment of Fund Monies. Upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct its foreign sub-custodians to pay out, monies of a Portfolio in the following cases only:

       (a) Upon the purchase of foreign securities, options, futures or options on futures contracts for the Portfolio, unless otherwise directed by Proper Instructions, by (i) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer), against delivery of such securities to the foreign sub-custodian; or (ii) in accordance with the customarily established securities trading practices generally accepted by Institutional Clients in the jurisdiction or market in which the transaction occurs, against expectation of receiving later delivery of such securities; or (iii) in the case of a purchase effected through a foreign securities system, in accordance with the rules governing the operation of such foreign securities system;

       (b) In connection with the conversion, exchange or surrender of securities of the Portfolio as set forth in Section 3.7 hereof;

       (c) For the payment of any expense or liability including but not limited to the following payments for the account of the
              Portfolio: interest, taxes, advisory, administration, accounting, transfer agent and legal fees, and operating expenses;

       (d) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its foreign sub-custodians;

       (e) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

       (f)    In connection with the borrowing of securities;

       (g) For any purpose, but only upon receipt of a Certified Resolution and Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made; and

       (h) Upon termination of this Agreement as hereinafter set forth, in accordance with Article 16 hereof.

3.9 Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary securities trading or securities processing practices and procedures generally accepted by Institutional Clients in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. For purposes of this Agreement, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services. For the purposes of this section, the "DVP/RVP Model" is a settlement system which offers a simultaneous and irrevocable exchange of securities (on the delivery side) and cash value (on the payment side) to settle a transaction. The Custodian will provide the Fund (i) with a copy of The Guide to Custody in World Markets, which at the time of its printing shall contain the Custodian's best information with respect to customary securities trading or securities processing practices and procedures generally accepted by Institutional Clients in the jurisdictions and markets set forth therein, (ii) a summary extracted therefrom and dated the date hereof which shall set forth the Custodian's best information with respect to the markets in which some or all securities transactions do not settle in accordance with the DVP/RVP Model, and (iii) updates to The Guide to Custody in World Markets as published and to the aforementioned summary as appropriate.

3.10 Registration of Securities. Securities maintained in the custody of a foreign banking institution (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or in the name of any nominee of the Custodian or of such foreign banking institution, and the Fund agrees to hold any such nominee harmless from any liability arising solely as a result of its status as a holder of record of such securities unless liability results from the negligence, bad faith or willful misconduct on the part of such nominee, the Custodian or such foreign banking institution. The Custodian and its foreign sub-custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice in the particular jurisdiction and generally accepted by Institutional Clients.

3.11 Bank Accounts. The Custodian (or its foreign sub-custodian) may open and maintain outside the United States a bank account or bank accounts on behalf of the Fund or its applicable Portfolios in foreign banking institutions designated on Schedule A, subject only to draft or order by the Custodian or its foreign sub-custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund on behalf of its applicable Portfolios.

3.12 Collection of Income. The Custodian (or its foreign sub-custodian) shall use reasonable efforts in accordance with market practice generally accepted by Institutional Clients to collect all income and other payments in due course with respect to the securities held hereunder to which the applicable Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. With respect to Portfolio securities held in an account with a foreign banking institution as described in Section 3.4 hereof, income collected with respect to such securities will be allocated to the Portfolio pro-rata based on the Portfolio's settled and registered position in such securities. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

           Collection of income due each Portfolio on securities loaned shall be the responsibility of the Fund; the Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data in its possession as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian or its foreign sub-custodians of the income to which the Portfolio is properly entitled.

3.13 Appointment of Agents. The Custodian (or its foreign sub-custodian) may at any time or times in its discretion appoint (and may at any time remove) agents to carry out such of the provisions of this
      Article 3 as the Custodian (or its foreign sub-custodian) may from time to time direct; provided, however, that any such agent shall be an "eligible foreign custodian "within the meaning of Rule 17f-5 under the 1940 Act and that the appointment of any agent shall not relieve the Custodian (or such foreign sub-custodian) of its responsibilities or liabilities hereunder.

3.14 Proxies. The Custodian will generally, with respect to the foreign securities held under this Article 3, use best efforts accepted by Institutional Clients to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may obtain in the jurisdiction where such securities are issued. The Fund acknowledges that local conditions may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.15 Communications Relating to Portfolio Securities. The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian via its sub-custodians from issuers of the securities being held for the account of the applicable Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the securities whose tender or exchange is sought or from the party (or his or its agents) making the tender or exchange offer. Provided the Custodian has complied with the requirements in the previous sentence, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other property of a Portfolio at any time held by it or its foreign subcustodians unless (i) it or its foreign subcustodians are in actual possession of such securities or property and (ii) it receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which such right or power is to be exercised. With respect to Proper Instructions received by the Custodian thereafter, the Custodian shall use its best efforts in the light of local conditions to take the requested action.

3.16 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution (i) to exercise reasonable care in the performance of its duties and (ii) to indemnify, and hold harmless, the Custodian and the Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. The Custodian shall take reasonable steps, which, in the absence of negligence or willful misconduct on the Custodian's part or on the part of the relevant foreign banking institution, shall be at the relevant Portfolio's expense, to enforce effectively (i) the rights of the Custodian and the Fund under such agreements and (ii), in the event of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance of a foreign securities system, the rights of the Custodian, the applicable foreign banking institution or the Fund against such system.

3.17 Subrogation. If the Custodian shall be unsuccessful in enforcing its and the Fund's rights as set forth in Section 3.16 hereof, it shall so inform the Fund, noting the steps it has taken. Thereafter, at the election of the Fund on behalf of the Portfolio, (a) the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim,
      (b) the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign securities system which the Custodian may have as a consequence of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance by a foreign securities system if and to the extent that the relevant Portfolio(s) has not been made whole for any such loss, damage, cost, expense, liability or claim, and (c) the Custodian shall to the extent allowable under applicable law, take commercially reasonable steps to procure the subrogation to the Fund of the foreign banking institution's rights against the foreign securities system as a consequence of any loss, damage, cost, expense, liability or claim arising out of or in connection with the performance by a foreign securities system if and to the extent that the relevant Portfolio(s) has not been made whole for any such loss, damage, cost, expense, liability or claim.



3.18 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning each foreign sub-custodian listed from time to time on Schedule A. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Agreement, but shall also include a report concerning any recommendations to consider change of a foreign subcustodian (including the reason for said change). In addition, the Custodian will provide the Portfolios with such information as a Portfolio shall reasonably request in order to enable the Fund to comply with Rule 17f-5. In addition, the Custodian will promptly inform the Fund in writing in accordance with Article 17 in the event that the Custodian learns of (i) a material adverse change in the condition, financial or otherwise, of a foreign sub-custodian, (ii) any loss of the assets of the Fund or (iii), in the case of any foreign sub-custodian not the subject of an exemptive order from the SEC modifying the shareholder equity requirement under Rule 17f-5, is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million or that its shareholders' equity has declined below $200 million (in each case in terms of U.S. dollars or the local currency equivalent thereof and computed in accordance with generally accepted U.S. accounting principles).

3.19 State Street London. Cash held for each Portfolio of the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.20 Tax Law. It shall be the responsibility of the Custodian and the foreign banking institutions to use reasonable efforts and due care to perform such steps typical for persons acting as global custodian for Institutional Clients as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable the Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. Except to the extent that imposition of such item arises from the Custodian's or the foreign banking institutions' failure to perform in accordance with the terms of this Section, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Fund's custody account in the relevant jurisdiction or the Custodian as custodian of the Fund by the tax law of the domicile of the Fund's custody account in the jurisdiction or of any jurisdiction in which the Fund is invested or any political subdivision thereof. Unless otherwise informed by the Fund in writing, the Custodian, in performance of its duties under this Section, shall be entitled to apply treatment of the Fund according to the nationality of the Fund, the particulars of its organization and other relevant details that shall be supplied by the Fund. The Custodian shall be entitled to rely on any information supplied in writing by an authorized representative of the Fund. The Custodian may engage reasonable professional advisors knowledgeable about the subject matter, which may include attorneys, accountants or financial institutions in the regular business of investment administration, and may rely upon advice received therefrom. It shall be the duty of the Fund to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Fund, and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions.

3.21 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain, or cause the applicable foreign banking institution to establish and maintain, a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian (or such foreign banking institution) and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
      Act), relating to compliance with the rules of The Options Clearing Corporation or of any registered national securities exchange (or the Commodity Futures Trading Commission and/or any contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash and/or securities in connection with (a) options purchased, sold or written by the Portfolio, (b) commodity futures contracts or options thereon purchased, sold or written by the Portfolio or (c) other transactions requiring segregation as described in the Fund's registration statement as in effect from time to time,
      (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment

      Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of this clause (iv), upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a Certified Resolution , setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.


4.    Payments for Sales or Repurchases or Redemptions of Shares

      The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

      From such funds as may be available for the purpose but subject to the limitations of the Charter and any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.


5.    Proper Instruction

      Proper Instructions as used throughout this Agreement means a writing signed or initialed by two persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing, provided that the fact that such confirming written instructions are not received by the Custodian shall in no way invalidate the enforceability of transactions authorized by oral instructions. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Sections 2.12, 3.7(j), 3.8(e) and 3.20.

5A.   Contractual Settlement

      The Custodian shall credit or debit the appropriate cash account of the applicable Portfolio in connection with the purchase, sale, maturity, redemption or other disposition of securities and other assets held for the time being in the Portfolio on an actual settlement basis.

Notwithstanding the foregoing, with respect to the markets set forth on Schedule E hereto the Custodian may, in its sole discretion, from time to time agree to provide a Portfolio with an arrangement whereby the Portfolio will be given the opportunity of settling the purchase, sale, maturity, redemption or other disposition of securities to be held in the Portfolio in the manner and subject to the terms and limitations described in this Article 5A. A transaction to which these contractual settlement provisions applies shall be called a "Covered Transaction."

       (a) With respect to a Covered Transaction that represents a purchase of securities, the Custodian shall debit the applicable Portfolio's cash account in accordance with Proper Instructions as of the time and date that monies would ordinarily be required to settle such a transaction in the applicable markets as set forth on Schedule E hereto. Such amounts shall be re-credited to the appropriate cash account on settlement date upon Proper Instructions to the Custodian that the Portfolio has canceled the Covered Transaction.

       (b) With respect to the settlement of a Covered Transaction which is a sale, maturity, redemption or other disposition, provisional credit of an amount equal to the net sale, maturity, redemption or other disposition proceeds of the transaction (the "Settlement Amount") shall be made to the account of the applicable Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be required to settle such transaction in the applicable markets as set forth on Schedule E. Such provisional credit will be made if the Custodian has received Proper Instructions with respect to, or reasonable notice of, the Covered Transaction, as applicable, and if the Custodian or its agents are in possession of the asset(s) associated with the Covered Transaction in good deliverable form and are not aware of any facts which would lead them to reasonably believe that the Covered Transaction will not settle in the time period ordinarily applicable to transactions in the applicable market. In the event that the Custodian determines not to provide a provisional credit with respect to a particular transaction, the Custodian will promptly notify the Fund of this determination.

       (c) For each Covered Transaction with respect to which the Custodian shall provide provisional credit in an amount up to the Settlement Amount (the "Credited Amount"), simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a first-priority security interest in any property at any time held for the account of the applicable Portfolio to the full extent of the Credited Amount.

       (d) The Custodian shall have the right, upon sending notice to the Fund, to reverse any provisional credit given in accordance with subsection (b) hereof in the event that the actual proceeds of the subject Covered Transaction have not been received by the Custodian, its agents or its sub-custodians within thirty (30) days of having made such provisional credit or at any time when the Custodian believes for reasonable cause that such Covered Transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable, as applicable (in which case the notice required herein will contain a description of such cause), whereupon (i) the Custodian shall promptly notify the Fund with respect thereto and (ii) a sum equal to the Credited Amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the applicable Portfolio in accordance with the terms of any notice given hereunder; the Custodian's right to debit the account as set forth above shall not be contingent on the giving of notice to the Fund. The amount of any accrued dividends, interest and other distributions with respect to assets associated with such Covered Transaction may be set off against the Credited Amount.

       (e) In the event that the Custodian is unable to debit an account of the Fund, with respect to the applicable Portfolio, and the Portfolio fails to pay any sums due to the Custodian at the time the same becomes payable in accordance with subsection (d), and such failure is not cured within one (1) business day after notice of such failure to the Fund, or if any of the following conditions occurs, the Custodian may charge the Fund for reasonable costs and expenses associated with the provisional credit, including without limitation the cost of funds associated therewith at the then-prevailing Federal Funds rate (or local market equivalent thereof where the Credited Amount was advanced), and the provisions of subsection (f) will apply:

              (1) If a final judgment for the payment of money shall be rendered against a Portfolio and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty (60) days of expiration of any such stay;

              (2) the Fund passing a resolution for its voluntary winding-up (otherwise than for the purpose of corporate reconstruction or amalgamation);

              (3) the presentation of a petition for the winding-up of or the making of an administration order in relation to the Fund;

              (4) the appointment of a receiver or administrator over any of the assets of the Fund; or

              (5) the Fund ceasing or threatening to cease to carry on its business.

       (f) If an event outlined in subsection (e) occurs, including to the extent permitted by applicable law the events described in (1) through (5) thereof, the Custodian shall have the right to immediately execute and foreclose upon its security interest in any of the assets of the applicable Portfolio.

       (g) The Custodian shall not be obliged to transfer any sums credited to a Portfolio in accordance with subsection (b) to or to the order or benefit of the Portfolio while any amount which is payable to the Custodian under this Article 5A remains unpaid.

       (h) The operation of the provisions of this Article 5A shall be without prejudice to any other remedies provided the Custodian in this Agreement, including without limitation the remedies set forth in Article 13 hereof, or under any applicable law. The Fund agrees that the Custodian shall have a right of set-off against cash held for the applicable Portfolio in any currency for any amount provided to such Portfolio by the Custodian hereunder or from time to time arising out of or in connection with this Agreement, as amended, and/or the operation of any account hereunder and the Custodian shall have the right to debit such Portfolio with all or part of such sums and apply or appropriate the cash in or towards the discharge of such amounts in such manner and order as is commercially reasonable under the circumstances. For the purposes of this right of set-off, the Custodian may make such currency conversions or effect any transactions in such currencies at the Custodian's then-prevailing rates at such times as are commercially reasonable under the circumstances and may effect any transfers between, or entries on, any account of the applicable Portfolio as is commercially reasonable under the circumstances.


6.     Actions Permitted without Express Authority


       The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:


       1) make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement as set forth in Schedule B, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

       2) surrender securities to the issuer or its agent in temporary form for securities in definitive form;

       3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

             4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.


      7.     Evidence of Authority

             The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board pursuant to the Charter as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


      8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

             The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio(s), shall itself keep such books of account and/or compute such net asset value per share for a fee to be agreed to by the Custodian and the Fund. If so directed, for a fee to be agreed upon by the parties at the time of such direction, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amount of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.


      9.     Records and Reports

             The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and, together with any insurance policies and fidelity or similar bonds maintained by the Custodian, shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund (including counsel and independent accountants) and employees and agents of the SEC and other governmental regulatory authorities having jurisdiction. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian. When requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, the Custodian shall include certificate numbers in such tabulations.

           None of the parties hereto shall, unless compelled to do so by any court or entity of competent jurisdiction either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any confidential information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

           The Custodian shall send to the Fund an advice or notification of any transfers of securities to or from the custody accounts indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

           In addition to reports required to be provided elsewhere herein, the Custodian agrees to provide to the Fund (i) the reports set forth on Schedule D hereto, as amended from time to time, at such times as set forth on such Schedule and in substantially the forms provided to the Fund, and (ii) any other special and periodic reports related to the services to be provided hereunder as the Fund may reasonably request and as may be mutually agreed upon by the parties.

           The Custodian agrees to attend periodic meetings of the Board to discuss the operations to be performed under this Agreement at such times and at such places as the Fund may reasonably request.

           The Custodian shall provide GlobalQuest(R) software to the parties and at the locations specified on attached Schedule C pursuant to the terms of the Remote Access Services Addendum to Custodian Agreement at no additional charge other than as provided therein.


10.        Opinion by Fund's Independent Accountant

           The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A, Form N-SAR and any other special or periodic reports to the SEC and with respect to any other SEC requirements.

11.          Disaster Recovery; Banker's Blanket Bond

             In the event of equipment failures beyond the Custodian's control, the Custodian shall, at no additional expense to a Portfolio, take reasonable steps to minimize service interruptions. The Custodian shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to a Portfolio and (ii) emergency use of electronic data processing equipment to provide services under this Agreement and the Remote Access Services Addendum hereto.

             The Custodian hereby warrants to the Fund that the Custodian is maintaining a Bankers' Blanket Bond in a commercially reasonable amount, and the Custodian hereby agrees to notify the Fund in the event its Bankers' Blanket Bond is canceled or otherwise lapses.


12.          Compensation of Custodian

             The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian as set forth on Schedule B hereto, as such Schedule B may be amended in writing from time to time by the Fund, on behalf of each applicable Portfolio, and the Custodian.


13.          Responsibility of Custodian

             The Custodian shall exercise reasonable care in carrying out the provisions of this Agreement and Proper Instructions.

             The Custodian shall be responsible for the acts and omissions of
(i) sub-custodians located in the United States of America appointed pursuant to
Article 1 hereof, (ii) foreign banking institutions appointed pursuant to the terms of Article 3 hereof as if such acts and omissions were those of the Custodian, and (iii) Japan Securities Depository Center ("JASDEC"), Euroclear and Cedel Bank S.A.

             So long as and to the extent that it exercises reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be kept indemnified by (to the extent of the assets in the applicable Portfolio(s)) and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence or willful misconduct on its part or on the part of its sub-custodians or agents. The Custodian shall be entitled reasonably to rely on and may act upon advice of counsel experienced in the pertinent area of law (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian, agent or nominee, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, (a) the interruption, suspension or restriction of trading on or the closure of any securities markets, and (b) power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, recognizing in each such case the obligation of the Custodian, its subcustodians, agents and nominees to take reasonable steps as circumstances require to minimize the effect of such failures, interruptions, viruses and disruptions; (ii) errors by the Fund or its investment advisor in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System except to the extent set forth in subparagraph (iii) in the second paragraph of this Section 13; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; (vii) any provision of any present or future law or regulation or order of the United States, or any other country, or political subdivision thereof or of any court of competent jurisdiction; and (viii) any loss where the Custodian, its sub-custodian, its agent or its nominee has otherwise exercised reasonable care. Regardless of whether assets are maintained in the custody of a foreign banking institution or a foreign securities system, the Custodian shall not be liable for "country risk", i.e., any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund or of a Portfolio in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, imposition of currency controls or restrictions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts. Notwithstanding the foregoing, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses, provided that the Custodian and State Street London Ltd. have exercised reasonable care.

     If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

     If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, the purchase or sale of foreign exchange or of contracts for foreign exchange, and assumed settlement) for the benefit of a Portfolio, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall (a) promptly notify the Fund with respect thereto and (b) be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement, provided that such utilization shall not be contingent on the giving of notice to the Fund.

     In the event that the Custodian or its nominee shall incur or be assessed any taxes (except as are directly attributable to income, franchise or similar taxes which may be imposed on or assessed against the Custodian, its affiliates, subsidiaries, agents, or nominees) accruing to the Custodian, its affiliates, subsidiaries or agents in the course of its or their performance of this Agreement, including without limitation taxes on dividends, interest and capital gain earned with respect to Portfolio assets, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and the Custodian shall (a) provide the Fund with three (3) New York business days' notice with respect thereto and (b), in the event such matter has not been resolved within such time, be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     In the event that the Custodian or its nominee shall be subject to any claims or liabilities accruing to the Custodian, its affiliates, subsidiaries or agents in the course of its or their performance of this Agreement, which claims or liabilities either (i) are described on Schedule B hereto or (ii) could not reasonably have been anticipated by the Custodian on the date hereof, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and the Custodian shall (a) provide the Fund with three (3) New York business days' notice with respect thereto and (b), in the event such matter has not been resolved within such time, be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     Upon the Custodian becoming aware in the course of the performance of its duties hereunder of the occurrence of any event with respect to the assets of a Portfolio held by the Custodian or its sub-custodian or agent hereunder which causes or may cause any loss, damage, cost, expense or other liability to a Portfolio, the Custodian shall promptly notify an authorized person of the Fund and, at the Fund's request, assist the Fund in using all commercially reasonable key steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Portfolio. If the steps referred to in the previous sentence would be, in the reasonable determination of the Custodian, beyond the normal scope of the Custodian's services as a global custodian of mutual fund assets, the taking of those steps shall be at the Fund's expense.

     In no event shall the Custodian be liable hereunder for indirect, special or consequential damages.


14.  Effective Period, Termination and Amendment

     This Agreement shall become effective as of the date set forth below, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto in writing and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect (i) in the case of termination by a Portfolio not sooner than one hundred eighty
(180) days after the date of such delivery or mailing or (ii) in the case of termination by the Custodian not sooner than one hundred twenty (120) days after the date of such delivery or mailing, except that, in the event of a breach of this Agreement on the part of the Fund, such termination shall not take effect sooner than sixty (60) days thereafter; provided, however that the Custodian shall not, with respect to a Portfolio, act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not, with respect to a Portfolio, act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Charter, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of the Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the relevant Federal or State agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of this Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and the Custodian's reasonable out-of-pocket costs, expenses and disbursements in connection therewith, such termination to be conducted in a professional and businesslike manner.

15.    Ownership Certificates for Tax Purposes


       The Custodian shall, in its capacity as the Fund's agent, execute ownership and other certificates and affidavits for all governmental purposes in connection with receipt of income or other payments with respect to securities or other assets of each Portfolio held by it and in connection with transfers of such securities or assets.


16.    Successor Custodian

       If a successor Custodian shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor Custodian at the offices of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor Custodian all of the securities of each such Portfolio held in a Securities System. If no such successor Custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the offices of the Custodian and transfer such securities, funds and other properties in accordance with such resolution. In the event that no written order designating a successor Custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $200,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio and to transfer to an account of such successor Custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

       In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution referred to or of the Board to appoint a successor Custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

17.    Notices.

       Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified in writing by any party from time to time. If notice is sent by confirming telegram, cable, telex, or facsimile sending device, it shall be deemed to have been given immediately if confirmed in writing by overnight delivery. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.



To the Company:                 [NAME OF APPROPRIATE FUND]
                                c/o Credit Suisse Asset Management, LLC
                                466 Lexington Avenue
                                New York, NY 10017-3147, USA
                                Attention: Hal Liebes, General Counsel
                                Telephone: 212-875-3779
                                Telecopy: 646-658-0817

To the Custodian:               STATE STREET BANK AND TRUST COMPANY
                                1776 Heritage Drive
                                North Quincy, Massachusetts 02171, USA
                                Attention: Neal J. Chansky
                                Telephone: 617-662-3814
                                Telecopy: 617-662-3816


18.    Headings

       The section headings in this Agreement are for the convenience of reference only and do not form a part of this Agreement.


19.    Counterparts

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


20.    Additional Funds


       In the event that the Fund establishes one or more series of Shares in addition to the Portfolios set forth on Exhibit I hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, and the Custodian wishes to provide such services, the parties will execute a revised Exhibit I. Upon execution thereof, such series of Shares shall became a Portfolio hereunder.

21.    Massachusetts Law to Apply

       This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.


22.    Prior Agreements

       This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund and the Custodian relating to the custody of the assets of the Portfolio(s).


23.    Recourse Against Shareholders, Officers and Trustees

       This Agreement is executed by the officers of the Fund in their capacity as such and not individually. Any responsibility or liability of the Fund (or a particular Portfolio) under any provision of this Agreement shall be satisfied solely from the assets of the Fund or the particular Portfolio, tangible or intangible, realized or unrealized, and in no event shall the Custodian, a sub-custodian or agent have any recourse against the shareholders, officers or, to the extent applicable, trustees of the Fund under this Agreement or against any one Portfolio for the obligations of any other Portfolio.


24.    Reproduction of Documents.

       This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


25.    Shareholder Communications Election

       SEC Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address and share positions.

         NO  [X]    The Custodian is not authorized to release the Fund's
                    name, address and share positions.

              IN WITNESS WHEREOF, each of the parties has caused this rnstrument to be executed in its name and behalf by its duly-authorized representative and its seal to be hereunder affixed as of the date set forth above.

EACH FUND LISTED ON EXHIBIT I HERETO                            SIGNATURE ATTESTED TO BY:



By:    /s/ HAL LIEBES                                           By:    /s/ STUART J. COHEN
      ------------------------------                                  ------------------------------
Name:  Hal Liebes                                               Name:  STUART J. COHEN
      ------------------------------                                  ------------------------------
Title: Secretary                                                Title: ASSISTANT SECRETARY
      ------------------------------                                  ------------------------------


STATE STREET BANK and TRUST COMPANY                             SIGNATURE ATTESTED TO BY:


By:    /s/ RONALD E. LOGUE                                      By:    /s/ GLENN CIOTTI
      ------------------------------                                  ------------------------------
Name:  Ronald E. Logue                                          Name:  Glenn Ciotti
      ------------------------------                                  ------------------------------
Title: Vice Chairman &                                          Title: VP & Assoc. Counsel
      ------------------------------                                  ------------------------------
       Chief Operating Officer
      ------------------------------

                                   EXHIBIT I

FUND NAME(1)                                                           FORM OF ORGANIZATION
------------                                                           --------------------
Credit Suisse Institutional Fund, Inc.                                 Maryland corporation

     -   Cash Reserve Portfolio
     -   Emerging Markets Portfolio
     -   International Equity Portfolio
     -   Japan Growth Portfolio
     -   Major Foreign Markets Portfolio
     -   Small Company Growth Portfolio
     -   Small Company Value Portfolio
     -   Value Portfolio
     -   Warburg Pincus Post-Venture Capital Portfolio


Warburg Pincus Balanced Fund, Inc..                                    Maryland corporation


Warburg Pincus Cash Reserve Fund, Inc.                                 Maryland corporation


Warburg Pincus Emerging                                                Maryland corporation
     Markets Fund, Inc.

Warburg Pincus Global Fixed                                            Maryland corporation
     Income Fund, Inc.

Warburg Pincus Global Post-Venture                                     Maryland corporation
    Capital Fund, Inc.


Warburg Pincus Global Health                                           Maryland corporation
     Sciences Fund, Inc.


Warburg Pincus International                                           Maryland corporation
     Equity Fund, Inc.



--------------------------------------------------

(1) For entities with multiple portfolios, the individual portfolios are bulleted beneath the Fund name.

                                   EXHIBIT I

FUND NAME                                                              FORM OF ORGANIZATION
------------                                                           --------------------
Warburg Pincus International Small                                     Maryland corporation
     Company Fund, Inc.


Warburg Pincus Japan Growth Fund, Inc.                                 Maryland corporation


Warburg Pincus Japan Small                                             Maryland corporation
     Company Fund, Inc.


Warburg Pincus Major Foreign                                           Maryland corporation
     Markets Fund, Inc.


Warburg Pincus New York                                                Maryland corporation
     Tax Exempt Fund, Inc.


Warburg Pincus Trust                                                   Massachusetts business trust

     -    Emerging Growth Portfolio
     -    International Equity Portfolio
     -    Global Post-Venture Capital Portfolio
     -    Small Company Growth Portfolio
     -    Value Portfolio


Warburg Pincus Trust II                                                Massachusetts business trust

     -    Fixed Income Portfolio


Warburg Pincus Worldperks Money                                        Maryland corporation
     Market Fund, Inc.

                                    EXHIBIT I


FUND NAME                                       FORM OF ORGANIZATION
---------                                       --------------------

Warburg Pincus Worldperks Tax Exempt            Maryland corporation
   Money Market Fund, Inc.


Accepted and agreed by:

EACH FUND SET FORTH ABOVE                       STATE STREET BANK AND TRUST


By:    /s/ HAL LIEBES                           By:    /s/ RONALD E. LOGUE
       -------------------------                       -------------------------

Name:  Hal Liebes                               Name:  Ronald E. Logue
       -------------------------                       -------------------------

Title: Secretary                                Title: Vice Chairman and Chief
       -------------------------                       -------------------------
                                                       Operating Officer
Date:  *[date]                                         -------------------------
       -------------

                                   SCHEDULE A

                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK


COUNTRY                 SUBCUSTODIAN                            DEPOSITORIES

Argentina               Citibank, N.A.                          Caja de Valores S.A.

Australia               Westpac Banking Corporation             Austraclear Limited

                                                                Reserve Bank Information and
                                                                Transfer System

Austria                 Erste Bank der Oesterreichischen        Oesterreichische Kontrollbank AG
                        Sparkassen AG                           (Wertpapiersammelbank Division)

Bahrain                 HSBC Bank Middle East                   None
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)

Bangladesh              Standard Chartered Bank                 None

Belgium                 Fortis Bank nv-sa                       Caisse Interprofessionnelle de Depots et
                                                                de Virements de Titres S.A.

                                                                Banque Nationale de Belgique

Bermuda                 The Bank of Bermuda Limited             None

Bolivia                 Citibank, N.A.                          None

Botswana                Barclays Bank of Botswana Limited       None

Brazil                  Citibank, N.A.                          Companhia Brasileira de Liquidacao e
                                                                Custodia

Bulgaria                ING Bank N.V.                           Central Depository AD

                                                                Bulgarian National Bank

Canada                  State Street Trust Company Canada       Canadian Depository
                                                                for Securities Limited


07/01/00                               1

                                   SCHEDULE A

                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK


COUNTRY                 SUBCUSTODIAN                            DEPOSITORIES

Chile                   Citibank, N.A.                          Deposito Central de Valores S.A.

People's Republic       The Hongkong and Shanghai               Shanghai Securities Central Clearing &
of China                Banking Corporation Limited,            Registration Corporation
                        Shanghai and Shenzhen branches
                                                                Shenzhen Securities Central Clearing
                                                                Co., Ltd.

Colombia                Cititrust Colombia S.A.                 Deposito Centralizado de Valores
                        Sociedad Fiduciaria

Costa Rica              Banco BCT S.A.                          Central de Valores S.A.

Croatia                 Privredna Banka Zagreb d.d.             Ministry of Finance

                                                                National Bank of Croatia

                                                                Sredisnja Depozitarna Agencija d.d.

Cyprus                  The Cyprus Popular Bank Ltd.            None

Czech Republic          Ceskoslovenska Obchodni                 Stredisko cennych papiru
                        Banka, A.S.
                                                                Czech National Bank

Denmark                 Den Danske Bank                         Vaerdipapircentralen (Danish
                                                                Securities Center)

Ecuador                 Citibank, N.A.                          None

Egypt                   Egyptian British Bank                   Misr Company for Clearing, Settlement,
                        (as delegate of The Hongkong            and Depository
                        and Shanghai Banking Corporation
                        Limited)

Estonia                 Hansabank                               Eesti Vaartpaberite Keskdepositoorium



07/01/00                               2

                                   SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK

COUNTRY                 SUBCUSTODIAN                             DEPOSITORIES
Finland                 Merita Bank Plc.                         Finnish Central Securities
                                                                 Depository

France                  BNP Paribas                              Societe Interprofessionnelle
                                                                 Pour la compensation des
                                                                 Valeurs Mobilieres

Germany                 Dresdner Bank AG                         Clearstream Banking AG, Frankfurt


Ghana                   Barclays Bank of Ghana Limited           None


Greece                  National Bank of Greece S.A.             Bank of Greece, System for
                                                                 Monitoring Transactions in
                                                                 Securities in Book-Entry Form


                                                                 Central Securities Depository
                                                                 (Apothetirion Titlon AE)


Hong Kong               Standard Chartered Bank                  Central Clearing and
                                                                 Settlement System

                                                                 Central Moneymarkets Unit

Hungary                 Citibank Rt.                             Kozponti Elszamolohaz es Ertektar
                                                                 (Budapest) Rt. (KELER)
                                                                 [Mandatory for Gov't Bonds and
                                                                 dematerialized equities only; SSB does not use
                                                                 for other securities]


Iceland                 Icebank Ltd.                             None

India                   Deutsche Bank AG                         The National Securities Depository Limited

                                                                 Reserve Bank of India

                                                                 Central Depository Services India Limited

                        The HongKong and Shanghai                The National Securities Depository Limited
                        Banking Corporation Limited

                                                                 Reserve Bank of India

                                                                 Central Depository Services India Limited

                                   SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK

COUNTRY                 SUBCUSTODIAN                             DEPOSITORIES
Indonesia               Standard Chartered Bank                  Bank Indonesia

                                                                 PT Kustodian Sentral Efek Indonesia


Ireland                 Bank of Ireland                          Central Bank of Ireland
                                                                 Securities Settlement Office


Israel                  Bank Hapoalim B.M.                       Tel Aviv Stock Exchange
                                                                 Clearing House Ltd. (TASE Clearinghouse)

                                                                 Bank of Israel
                                                                 (As part of the TASE Clearinghouse system)

Italy                   BNP Paribas, Italian Branch              Monte Titoli S.p.A.

                                                                 Banca d'Italia


Ivory Coast             Societe Generale de Banques              Depositaire Central-Banque de Reglement
                        en Cote d'Ivoire


Jamaica                 Scotiabank Jamaica Trust and             Jamaica Central Securities Depository
                        Merchant Bank Limited


Japan                   The Fuji Bank, Limited                   Japan Securities Depository
                                                                 Center (JASDEC)

                                                                 Bank of Japan Net System


                        Sumitomo Bank, Ltd.                      Japan Securities Depository
                                                                 Center (JASDEC)

                                                                 Bank of Japan Net System


Jordan                  HSBC Bank Middle East                    None
                        (as delegate of The Hongkong and
                        Shanghai Banking Corporation Limited)


Kenya                   Barclays Bank of Kenya Limited           Central Bank of Kenya

                                   SCHEDULE A

                      STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK

COUNTRY                 SUBCUSTODIAN                             DEPOSITORIES
Republic of Korea       The Hongkong and Shanghai Banking        Korea Securities Depository
                        Corporation Limited


Latvia                  A/s Hansabank                            Latvian Central Depository


Lebanon                 HSBC Bank Middle East                    Custodian and Clearing Center of Financial
                        (as delegate of The Hongkong and         Instruments for Lebanon and the Middle East
                        Shanghai Banking Corporation Limited)    (MIDCLEAR) S.A.L.


                                                                 Banque du Liban


Lithuania               Vilniaus Bankas AB                       Central Securities Depository of Lithuania


Malaysia                Standard Chartered Bank                  Malaysian Central Depository Sdn.
                        Malaysia Berhad                          Bhd.


                                                                 Bank Negara Malaysia,
                                                                 Scripless Securities Trading and Safekeeping
                                                                 Systems


Mauritius               The Hongkong and Shanghai                Central Depository & Settlement
                        Banking Corporation Limited              Co. Ltd.

                                                                 Bank of Mauritius

Mexico                  Citibank Mexico, S.A.                    S.D. INDEVAL
                                                                 (Instituto para el Deposito de
                                                                 Valores)


Morocco                 Banque Commerciale du Maroc              Maroclear


Namibia                 Standard Bank Namibia Limited            -


Netherlands             Fortis Bank (Nederland) N.V.             Nederlands Centraal Instituut voor
                                                                 Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand             ANZ Banking Group                        New Zealand Central Securities
                        (New Zealand) Limited                    Depository Limited

                                   SCHEDULE A

                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK



COUNTRY         SUBCUSTODIAN                             DEPOSITORIES


Norway          Christiania Bank og                      Verdipapirsentralen (the Norwegian
                Kreditkasse ASA                          Central Registry of Securities)


Oman            HSBC Bank Middle East                    Muscat Securities Market Depository &
                (as delegate of The Hongkong and         Securities Registration Company, SAOC
                Shanghai Banking Corporation Limited)


Pakistan        Deutsche Bank AG                         Central Depository Company of Pakistan
                                                         Limited

                                                         State Bank of Pakistan


Palestine       HSBC Bank Middle East                    Clearing Depository and Settlement, a
                (as delegate of The Hongkong and         department of the Palestine Stock
                Shanghai Banking Corporation Limited)    Exchange

Panama          BankBoston, N.A.                         None


Peru            Citibank, N.A.                           Caja de Valores y Liquidaciones
                                                         CAVALI ICLV S.A.


Philippines     Standard Chartered Bank                  Philippines Central Depository Inc.

                                                         Registry of Scripless Securities (ROSS)
                                                         of the Bureau of Treasury


Poland          Citibank (Poland) S.A.                   National Depository of Securities
                                                         (Krajowy Depozyt Papierow Wartosciowych
                                                         SA)

                                                         Central Treasury Bills Registrar


Portugal        Banco Comercial Portugues                Central de Valores Mobiliarios


Qatar           HSBC Bank Middle East                    Central Clearing and Registration (CCR)
                (as delegate of the HongKong             a department of the Doha Securities
                and Shanghai Banking                     Market
                Corporation Limited)

                                   SCHEDULE A

                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK



COUNTRY            SUBCUSTODIAN                            DEPOSITORIES

Romania            ING Bank N.V.                           National Securities Clearing,
                                                           Settlement and Depository Company

                                                           Bucharest Stock Exchange Registry
                                                           Division

                                                           National Bank of Romania


Russia             Credit Suisse First Boston AO,          None
                   Moscow (as delegate of Credit Suisse
                   First Boston, Zurich)


Singapore          The Development Bank of Singapore       Central Depository (Pte) Limited
                   Limited

                                                           Monetary Authority of Singapore


Slovak Republic    Ceskoslovenska Obchodna Banka, A.S.     Stredisko cennych papierov

                                                           National Bank of Slovakia


Slovenia           Bank Austria Creditanstalt d.d.         Klirinsko Depotna Druzba d.d.
                   Ljubljana


South Africa       Standard Bank of South Africa Limited   The Central Depository Limited

                                                           Strate Ltd.


Spain              Banco Santander Central Hispano, S.A.   Servicio de Compensacion y
                                                           Liquidacion de Valores, S.A.

                                                           Banco de Espana, Central de
                                                           Anotaciones en Cuenta


Sri Lanka          The Hongkong and Shanghai Banking       Central Depository System (Pvt)
                   Corporation Limited                     Limited


Swaziland          Standard Bank Swaziland Limited         None


Sweden             Skandinaviska Enskilda Banken           Vardepapperscentralen VPC AB (the
                                                           Swedish Central Securities Depository)


                                   SCHEDULE A

                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK



COUNTRY             SUBCUSTODIAN                         DEPOSITORIES


Switzerland         UBS AG                               SegaIntersettle AG (SIS)


Taiwan - R.O.C.     Central Trust of China               Taiwan Securities Central Depository
                    or                                   Co., Ltd.


                    --------------------------------
                    (Client Designated Subcustodian)


Thailand            Standard Chartered Bank              Thailand Securities Depository
                                                         Company Limited


Trinidad & Tobago   Republic Bank Limited                None


Tunisia             Banque Internationale Arabe de       Societe Tunisienne Interprofessionelle
                    Tunisie                              pour la Compensation et de Depots
                                                         de Valeurs Mobilieres


Turkey              Citibank, N.A.                       Takas ve Saklama Bankasi A.S.
                                                         (TAKASBANK)

                                                         Central Bank of Turkey


Ukraine             ING Bank Ukraine                     National Bank of Ukraine


United Kingdom      State Street Bank and Trust          Central Gifts Office and Central
                    Company, London Branch               Moneymarkets Office


Uruguay             BankBoston N.A.                      None


Venezuela           Citibank, N.A.                       Central Bank of Venezuela


Vietnam             The Hongkong and Shanghai Banking    None
                    Corporation Limited

Zambia              Barclays Bank of Zambia Limited      LuSE Central Shares Depository Limited

                                                         Bank of Zambia

                                   SCHEDULE A


                       STATE STREET BANK AND TRUST COMPANY
                             GLOBAL CUSTODY NETWORK





COUNTRY               SUBCUSTODIAN                             DEPOSITORIES


Zimbabwe              Barclays Bank of Zimbabwe Limited        None


Euroclear (The Euroclear System)/State Street London Limited

Clearstream Banking AG/State Street London Limited

                                   SCHEDULE B


                     STATE STREET BANK AND TRUST COMPANY


                              CUSTODY FEE SCHEDULE

I. CUSTODY

        Services as described in the applicable custodian contract, including; maintaining custody of fund assets, settling portfolio purchases and sales, reporting buy and sell fails, determining and collecting portfolio income, making cash disbursements and reporting cash transactions in local and base currency, withholding foreign taxes, filing foreign taxes and tax reclaims, monitoring corporate actions, and reporting portfolio positions.


International and Global Equity Funds                    Global Assets

                                             First 100 million:          9 basis points
                                             Next 100 million:           8 basis points
As set forth on Attachment 1 hereto          200 million - 1 billion:    7.5 basis points
                                             1 billion - 2 billion:      6 basis points
                                             2 billion - 3 billion:      5.5 basis points
                                             3 billion - 4 billion:      5 basis points
                                             Over 4 billion:             4.5 basis points

                                                      Domestic Assets*
                                             See Domestic funds Charges (below)

Global asset schedule subject to renegotiation if over 30% of aggregate foreign portfolio assets invested in group 3 countries (see below).



Emerging Market Funds                      Global Assets
                                           See Emerging Market Funds Country Grouping
As set forth on Attachment 1 hereto        (below)


                                                   Domestic Assets*
                                           See Domestic funds Charges (below)


Japan Sector Funds                         First 200 million:   6 basis points
                                           200- 500 million:    5.5 basis points
As set forth on Attachment 1 hereto        Over 500 million:    5 basis points




If eligible securities are held in JASDEC, the following schedule shall apply:

                                                    Global Assets
                                            First 200 million:  4.5 basis points
                                            Over 200 million:   3.5 basis points







                                                     Domestic Assets*
                                              See Domestic funds Charges (below)

Total foreign assets in each fund grouping are aggregated to calculate basis point charges (cash/currency balances are not included in total assets).

                                   SCHEDULE B


                      STATE STREET BANK AND TRUST COMPANY


Domestic Funds*
---------------

Asset based fees                First 5 billion            1.25 basis point
                                Over 5 billion             1.0 basis point



Transactional fees              State Street Repo          $7.00 per trans.
                                DTC/FED/PTC                $8.00
                                Physical settlement        $25.00
                                Paydown                    $4.00

 *Fees will be calculated by aggregating all funds' net domestic assets within the complex to calculate an average basis point per fund. The average basis point per fund is then used as the method to allocate charges on a per portfolio basis.

                                   SCHEDULE B


                      STATE STREET BANK AND TRUST COMPANY

EMERGING MARKET FUNDS

        COUNTRY GROUPING


   GROUP 1:                          GROUP 2:              GROUP 3

Argentina    Korea                   Bolivia               Bangladesh
Australia    Malaysia                Chile                 Botswana
Austria      Mexico                  China                 Colombia
Belgium      Netherlands             Czech Republic        Cyprus
Brazil       New Zealand             Ecuador               Ghana
Canada       Norway                  Egypt                 Hungary
Denmark      Philippines             Greece                India
Finland      Portugal                Israel                Ivory Coast
France       Singapore               Poland                Jamaica
Germany      South Africa            Slovak Republic       Jordan
Hong Kong    Spain                   Sri Lanka             Kenya
Indonesia    Sweden                  Taiwan                Mauritius
Ireland      Switzerland                                   Morocco
Italy        Thailand                                      Namibia
Japan        Turkey                                        Pakistan
             U.K.                                          Peru
             Euroclear                                     Russia
             Cedel                                         Swaziland
                                                           Tunisia
                                                           Uruguay
                                                           Venezuela
                                                           Zambia
                                                           Zimbabwe


Group 1: First 200 million:              9 basis points
         Next 300 million:               8 basis points
         500 million - 1 billion:        7 basis points
         1 billion - 2 billion:          6 basis points

Group 2: First 200 million:              25 basis points
         Next 300 million:               20 basis points
         500 million - 1 billion:        18 basis points
         1 billion - 2 billion:          17 basis points

Group 3: First 200 million:              40 basis points
         Next 300 million:               38 basis points
         500 million - 1 billion:        36 basis points
         1 billion - 2 billion:          35 basis points

                                   SCHEDULE B

--------------------------------------------------------------------------------

                      STATE STREET BANK AND TRUST COMPANY

--------------------------------------------------------------------------------



================================================================================

       Fees for activities of a non-recurring nature such as fund consolidation or reorganization, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation, fund administration activities, self-directed securities lending transactions, SaFiRe financial reporting, multiple class and core/feeder accounting, and other special items will be negotiated separately.

--------------------------------------------------------------------------------
III.   OUT-OF-POCKET EXPENSES
--------------------------------------------------------------------------------

       A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month and will consist of the following categories of charges and expenses:

- Fedwire Charges ($5.25 in and $5 out). There will be no charge for Fed Book Entry transactions.

- There will be no fees and charges for the transfer of assets and/or the opening of accounts associated with conversions (including, without limitation, reregistration fees).

- Market Specific Fees. Market Specific Fees shall consist of the following categories only:

                          CUSTODY-RELATED CATEGORIES -

                  ITEM                                            COUNTRIES AS OF OCTOBER 05, 2000
                  ----
stamp duties and marketable securities taxes                     Australia, Bermuda, Colombia, India,
                                                                Indonesia, Japan, Pakistan, Portugal,
                                                              Singapore, South Africa, Thailand, United
                                                                                Kingdom

        registration and scrip fees                             Canada, Finland, Indonesia, Hong Kong,
                                                              Malaysia, Morocco, Russia, Singapore, Spain

           transportation fees                                                   Russia

tariffs, duties or taxes imposed with respect to services                (to be determined)
 provided pursuant to the data access services addendum
to the applicable custodian contract (other than income,
   franchise or similar taxes which may be imposed or
     assessed against Street Bank and Trust Company)

                                   SCHEDULE B

--------------------------------------------------------------------------------

                      STATE STREET BANK AND TRUST COMPANY

--------------------------------------------------------------------------------



================================================================================


                        INVESTMENT-RELATED CATEGORIES -

                  ITEM                                            COUNTRIES AS OF OCTOBER 05, 2000
                  ----                                            --------------------------------

crossing and other off-market trading fees                           [could be any jurisdiction]

debit and remittance (inward/outward) fees                         Brazil, China, Colombia, Taiwan

brokerage and foreign exchange commissions                                 Chile, Colombia

          value added taxes                                          [could be any jurisdiction]

  mandatory local administrator charges                                      Chile, India

 market-imposed entrance and sustainment fees                                    India


--------------------------------------------------------------------------------

       All other charges, if any, will be negotiated with the relevant fund.


--------------------------------------------------------------------------------
IV.    PAYMENT
--------------------------------------------------------------------------------

       The above fees will be due monthly and charged against the relevant fund's custodian checking account upon receiving authorization from the fund.

---------------------------------------------------------------------------------------------
CREDIT SUISSE / WARBURG PINCUS [NAME OF FUND]                      STATE STREET BANK CORP



By                                                    By
       -------------------------------                       -------------------------------

Title                                                 Title
       -------------------------------                       -------------------------------

Date                                                  Date
       -------------------------------                       -------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                   SCHEDULE C

Pursuant to the terms of (i) the Custodian Agreement dated October 20, 2000 between each of the investment companies listed and described on Exhibit I thereto and State Street Bank and Trust Company, and (ii) the Remote Access Services Addendum thereto of even date therewith (the "Remote Access Services Addendum"), the following persons and/or entities may use the Remote Access Services (as such term is defined in the Remote Access Services Addendum):

                      CREDIT SUISSE ASSET MANAGEMENT, LLC





EACH FUND LISTED ON EXHIBIT I HERETO


By:    /s/ HAL LIEBES
       ---------------------------

Name:  Hal Liebes
       ---------------------------

Title: Secretary
       ---------------------------



STATE STREET BANK and TRUST COMPANY


By:    /s/ RONALD E. LOGUE
       ---------------------------

Name:  Ronald E. Logue
       ---------------------------

Title: Vice Chairman &
       ---------------------------
       Chief Operating Officer
       ---------------------------


Date:  October 20, 2000
       ---------------------------

                                   SCHEDULE C


             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT


       ADDENDUM to the AGREEMENT between each of the investment companies listed and described on Exhibit I to the Custodian Agreement (each, the "Customer") and State Street Bank and Trust Company ("State Street").

                                    PREAMBLE

       WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to that Custodian Agreement dated October 20, 2000 (the "Custodian Agreement");

       WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON Accounting System, in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases which databases are under the control and ownership of State Street (the "Remote Access Services"); and

       WHEREAS, State Street makes available to the Customer certain Remote Access Services solely for the benefit of the Customer, and intends to provide additional services, consistent with the terms and conditions of this Addendum.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:


1.     SYSTEM AND REMOTE ACCESS SERVICES

       a. System. Subject to the terms and conditions of this Addendum, State Street hereby agrees to provide the Customer with access to State Street's Multicurrency HORIZONS Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links of the Customer, or certain third parties approved by State Street that provide services to the Customer (the "Service Provider") or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

       b. Remote Access Services. State Street agrees to make available to the Customer the Remote Access Services subject to the terms and conditions of this Addendum and date or remote access operating standards and procedures as may be issued by State Street from time to time. The ability of the Customer to originate electronic instructions to State Street on behalf of the Customer in order to (i) effect the transfer or movement of cash or securities held under custody by State Street, (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Remote Access Services for purposes of this Addendum.

       c. Additional Services. State Street shall make available to the Customer, on terms generally available to State Street's other custody clients which are investment companies registered under the Investment Company Act of 1940, as amended, additional Systems that are not described in the attachments to this Addendum that are made available to other U.S-registered investment company custody clients of State Street. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Addendum shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

                                   SCHEDULE C


2.     NO USE OF THIRD PARTY SOFTWARE

       State Street and the Customer acknowledge that in connection with the Remote Access Services provided under this Addendum, the Customer will have access, through the Remote Access Services, to Customer data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.


3.     LIMITATION OF SCOPE OF USE

       a. Designated Equipment; Designated Locations. The System and the Remote Access Services shall be used and accessed solely from the offices of the Customer or certain agents of the Customer (the "Designated Agents") located in Delaware and New York ("Designated Locations").

       b. Configuration; Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Customer access to the System at the Designated Locations. State Street and the Customer agree that each will engage or retain the services of trained personnel to enable both parties to perform their respective obligations under this Addendum. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

       c. Scope of Use. The Customer will sue the System and the Remote Access Services only for (x) the processing of securities transactions and (y) accessing data for informational purposes related to services provided pursuant to the Custodian Agreement or such other services as the Custodian may from time to time agree in writing to provide. Neither the Customer, nor its employees or agents, shall (i) permit any third party (other than a Service Provider) to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services for any purpose other than as expressly authorized under this Addendum, (iii) allow access to the System or the Remote Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (iv) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Customer or (v) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the existing configuration through which access is obtained

       d. Other Location. Except in the even of an emergency or of a planned System shutdown, the Customer's access to services performed by the System or to Remote Access Services at a Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site agreed to in writing by State Street, which agreement will not be unreasonably withheld. The Customer may secure from State Street the right to access the System or the Remote Access Services through computer and telecommunications facilities or devices at additional locations only upon the prior written consent of State Street, which consent shall not be unreasonably withheld, and on terms to be mutually agreed upon by the parties.

                                   SCHEDULE C


       e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

       f. No Modification. Without the prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

       g. Security Procedures. The Customer shall comply with date or remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Remote Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Remote Access Services for any security reasons cited by State Street.


4.     PROPRIETARY INFORMATION

       a. Proprietary Information. The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information (other than Customer Data) made available to the Customer by State Street as part of the Remote Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such proprietary information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. The Customer further acknowledges that State Street shall not be required to provide the Service Provider with access to the System unless it has first received from the Service Provider an undertaking with respect to State Street's Proprietary Information in the form of Attachment B to this Addendum. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

       b. Cooperation. Without limitation of the foregoing, the Customer shall advise State Street immediately in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Addendum, and the Customer will, at its expense, cooperate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

       c. Injunctive Relief. The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

       d. Survival. The provisions of this Section 4 shall survive the termination of this Addendum.

                                   SCHEDULE C



5.     LIMITATION ON LIABILITY

       a. Limitation on Amount and Time for Bringing Action. The Customer agrees that State Street's liability to the Customer arising out of contract, strict liability in tort, or any other cause of action under this Addendum for its provision of Remote Access Services or the System shall be limited to (i) U.S.$750,000.00 per such cause of action and (ii) a total of U.S.$2,000,000.00 during the term of this Addendum. The parties agree that in the event the Customer purchases Remote Access Services in addition to GlobalQuest(R), they will negotiate in good faith with respect to the foregoing damages limitation. No action, regardless of form, arising out of this Addendum may be brought by the customer more than two years after the customer has knowledge that the cause of action has arisen.

       b. Warranty. State Street represents and warrants that it has the right to provide the Customer with access to the System and, to the best of State Street's knowledge, the System does not infringe upon the intellectual property rights of third parties. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. WITH RESPECT TO THE SERVICES DESCRIBED HEREIN ONLY (AND NOT IN THE CUSTODIAN AGREEMENT, STATE STREET SHALL IN NO EVENT BE LIABLE TO THE CUSTOMER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

       c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Remote Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy

       d. Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Addendum arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption; provided that State Street shall take reasonable steps under the facts and circumstances then prevailing to mitigate continuing harm to the Customer resulting from State Street's nonperformance under this Addendum arising out of such causes and events.


6.     INDEMNIFICATION

       The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from the negligence or willful misconduct in the use by the Customer of the Remote Access Services or the System, including any loss incurred by State Street resulting from a security breach at a Designated Location or committed by the Customer, the Service Provider(s), or either of their employees or agents.

       State Street agrees to defend, indemnify and hold Customer harmless from and against any claims, suits or damages sustained (including reasonable attorney's fees) if Customer is called upon to defend any claim that Customer's use of the System directly infringes any United States patent, trade secret or copyright, provided (a) Customer promptly notifies State Street in writing of such claim, and (b) Customer agrees that State Street shall have sole control over the defense or settlement of such claim.

                                   SCHEDULE C



7.     FEES

       Fees and charges for the use of the System and the Remote Access Services and related payment terms, to the extent applicable, shall be as set forth in Schedule B of the Custodian Agreement, as such Schedule B may be revised from time to time by the parties ("the Fee Schedule").


8.     TRAINING, IMPLEMENTATION AND CONVERSION


       a. Training. State Street agrees to provide training, at a designated State Street training facility or at Designated Location, to the Customer's personnel in connection with the use of the System. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Remote Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Addendum.

       b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the means of access. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System.

              (i) The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software necessary in order to use the Remote Access Services at the Designated Locations.

              (ii) State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Addendum.


9.     SUPPORT

       During the term of this Addendum, State Street agrees to provide the support services set out in Attachment C hereto.


10.    TERM

       a. Term. This Addendum shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

       b.     Termination of Addendum. Either party may terminate this Addendum
(i) for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Addendum and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Addendum shall in any event

                                   SCHEDULE C


terminate as to the Customer within 90 days after the termination of the Custodian Agreement with respect to such Customer.

          c. Termination of the Right to Use. Upon termination of this Addendum for any reason, any right to use the System and access to the Remote Access Services shall terminate and the Customer shall immediately cease use of the System and the Remote Access Services. Immediately upon termination of this Addendum for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession and State Street shall return to Customer all Customer Data in its possession; provided, however, that in the event that either party terminates this Addendum or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Remote Access Services for a period of time and at a price to be agreed upon by the parties. Should State Street be in possession of information requested by regulatory agencies having jurisdiction over the Customer, State Street will cooperate with the Customer to make such information available to such regulatory agencies for a commercially reasonable time following termination of this Addendum.


11.       MISCELLANEOUS

          a. Assignment; Successors. This Addendum and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Addendum to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

          b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Addendum.

          c. Entire Agreement. This Addendum and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Remote Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Remote Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Addendum is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Remote Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

          d. Severability. If any provision or provisions of this Addendum shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

          e. Governing Law. This Addendum shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

                                  ATTACHMENT A

                           SYSTEM PRODUCT DESCRIPTION

I. Multicurrency HORIZON(R) Accounting System. The Multicurrency HORIZON(R) Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services, (iv) customer's internal computing systems and (v) various State Street provided information services products.

II. GlobalQuest(R). GlobalQuest(R) is designed to provide customer access to the following information maintained on The Multicurrency HORIZON(R) Accounting
System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund; 5) daily-priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

                                  ATTACHMENT B

                                  UNDERTAKING

       The undersigned understands that in the course of its employment as an agent of each of the investment companies listed and described on Exhibit I (each, the "Customer") to the custodian agreement dated October 20, 2000 (the "Custodian Agreement") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON(R) Accounting System and other information systems (collectively, the "System").

       The undersigned acknowledges that the System and the databases, computer programs screen formats, report formats, interactive design techniques, documentation and other information made available to the Undersigned by State Street as part of the Remote Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

       The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

       Upon notice by State Street for any reason, any right to use the System and access to the Remote Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Remote Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession. With respect to any dispute arising in connection with this Undertaking, the Undersigned (i) understands that this Undertaking shall be construed in accordance with the laws of The Commonwealth of Massachusetts and (ii) consents to the jurisdiction of the courts of The Commonwealth of Massachusetts.

                                          Credit Suisse Asset Management, LLC


                                   By:
                                          -------------------------------------

                                   Name:
                                          -------------------------------------

                                   Title:
                                          -------------------------------------

                                   Date:
                                          -------------------------------------

                                  ATTACHMENT C

                                    SUPPORT

       During the term of this Addendum, State Street agrees to provide the following on-going support services:

       a. Telephone Support. The Customer Designated Persons may contact State Street's HORIZON(R) Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as the "Customer Designated Persons").

       b. Technical Support. State Street will provide technical support to assist the Customer in using the System and the Remote Access Services. The total amount of technical support provided by State Street shall not exceed 10 business days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

       c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

       d. System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Customer and shall offer the Customer reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

       e. Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

       f. Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the original configuration of the means of access or (ii) in the event the Customer has modified the System in breach of this Addendum.

                                   SCHEDULE D

                                    REPORTS

Description of Report                                   Period of Report
---------------------                                   ----------------

Open Trades*                                            Daily
Cash Availability                                       Daily (by 10:00 a.m.)
Cash Transaction Statement*                             Daily
Portfolio Holdings Report*                              Daily
Failed Trades Report                                    Daily
Corporate Action Report -- (Pre-Notification)           Daily
Global Cash Statement*                                  Daily
Currency Balance Report                                 Daily
Cash Transaction Statement*                             Weekly
Corporate Action Report (Summary)                       Weekly
Out-for-Transfer Report                                 Weekly
Sedol Holdings Report                                   Weekly
Purchase/Sales Report*                                  Monthly
Broker Top Ten Report*                                  Monthly
Capital Stock Activity Report                           Monthly
Cash Transaction Statement*                             Monthly
Corporate Action Report                                 Monthly
Global Cash Statement*                                  Monthly
Failed Trades                                           Monthly
Outstanding Receivables*                                Monthly
FX Activity Report                                      Monthly
Base Equivalent Cash Statement*                         Monthly
Corporate Action Final Notification                     When Applicable


*Also Available Via GlobalQuest(R)

                                   SCHEDULE E

               COUNTRIES/SETTLEMENT SYSTEMS WITH RESPECT TO WHICH
                     CONTRACTUAL SETTLEMENT MAY BE PROVIDED

                                   Australia
                                    Austria
                                    Belgium
                                     Canada
                                    Denmark
                                   Euroclear
                                    Finland
                                     France
                                    Germany
                                   Hong Kong
                                   Indonesia
                                    Ireland
                                     Italy
                                     Japan
                                   Luxembourg
                                    Malaysia
                                     Mexico
                                  Netherlands
                                  New Zealand
                                     Norway
                                  Philippines
                                    Portugal
                                   Singapore
                                  South Africa
                                     Spain
                                     Sweden
                                  Switzerland
                                    Thailand
                                 United States
                                 United Kingdom

                                       37